                                                                   EXHIBIT 6.13

   6.13 STATUTORY INCENTIVE STOCK OPTION GRANT - A. SEALY, 6/25/99

                               HYPERBARIC SYSTEMS
                    NOTICE OF GRANT OF STATUTORY STOCK OPTION

        NOTICE is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of HYPERBARIC SYSTEMS (the "Company"):

        EMPLOYEE OPTIONEE    :              ARDETH N. SEALY

        GRANT DATE           :              6/25/99

        OPTION PRICE         :              $0.50 PER SHARE

        NUMBER OF OPTIONED
        SHARES               :              60,000

        EXPIRATION DATE      :              6/25/04

        TYPE OF OPTION:                     EMPLOYEE INCENTIVE STOCK OPTION

        EXERCISE SCHEDULE    :              30% AFTER FIRST YEAR   6/25/00
                                            30% AFTER SECOND YEAR  6/25/01
                                            40% AFTER THIRD YEAR   6/25/02

        Employee/Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the HYPERBARIC SYSTEMS, 1998 Statutory Stock Option Plan (The "Plan"). Employee/Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Statutory Incentive Stock Option Agreement attached hereto as Exhibit A.

        Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.


Dated:                                           HYPERBARIC SYSTEMS
      ---------------------
                                                 By

                                                 HARRY MASUDA, President

                                                 "EMPLOYEE/OPTIONEE"

                                                  ------------------------------
                                                          (Signature)

                                                       Ardeth N. Sealy
                                                                   (Type Name)

                                                       902 Santa Rosa Court
                                                       Roseville, CA 95661
                                                                   (Address)

                            STATUTORY INCENTIVE STOCK
                                OPTION AGREEMENT

        This AGREEMENT is made between HYPERBARIC SYSTEMS, having a principal place of business at 1127 Harker Avenue, Palo Alto, CA 94301, hereafter referred to as "Employer," and Ardeth N. Sealy, hereinafter referred to as "Employee."

                                 OPTION GRANTED

        1. Employer hereby grants Employee an option to purchase 60,000 shares of common stock at a purchase price of $0.50 per share.

                           TIME OF EXERCISE OF OPTION

        2. Employee may exercise this option to purchase his or her shares according to the following schedule:

           30% After 1st year 6/25/00
           30% After 2nd year 6/25/01
           40% After 3rd year 6/25/02

until termination of the option as provided in Paragraph 7, below, so long as at all times, beginning with the date of the grant of this option and ending three months prior to the date of exercise, or 12 months prior to the date of exercise if the employee is disabled within the meaning of Internal Revenue Code Section 22(e)(3), Employee remains employed. For purposes of this Agreement, "employment" means that Employee is employed by Employer, a parent or subsidiary corporation of such a corporation issuing or assuming a stock option in a transaction to which Internal Revenue Code Section 424(a) applies.

                               METHOD OF EXERCISE

        3. This option shall be exercised by Employee, or in the case of the exercise after Employee's death, the Employee's executor, administrator, heir or legatee, as the case may be, by written notice delivered to Employer at its principal place of business, stating the number of shares for which the option is being exercised. The notice must be accompanied by a check or other payment in full in any other form which the Committee who administers the Plan, may, in its discretion, approve at the time of the exercise in accordance with Paragraph 4 of this Agreement.

        In the case of the exercise of an Employee's option after death, the person or persons exercising on behalf of the deceased Employee shall provide appropriate documentation establishing their right to act on behalf of the decedent.

                                      LOANS

        4. The Committee acting as plan administrator may, in its absolute discretion and without any obligation to do so, assist the Employee in the exercise of this option by (1) authorizing the extension of a loan to the Employee from the Company or (ii) permitting the Employee to pay the option price for the purchased shares of stock in installments over a period of years. The terms of the loan or installment method of payment (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Committee as plan administrator, in its sole discretion.

                               CAPITAL ADJUSTMENTS

        5.(a) The existence of this option shall not affect in any way the right or power of Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Employer's capital structure or its business, or any merger or consolidation of Employer or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the issuance of any securities convertible into any common stock or of any rights, options, or warrants to purchase any common stock, or the dissolution or liquidation of Employer, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of Employer, whether of a similar character or otherwise.

        (b) The shares with respect to which this option is granted are shares of the common voting stock of HYPERBARIC SYSTEMS as presently constituted, but if and whenever, prior to the delivery by Employer of all the shares of the stock with respect to which this option is granted, Employer shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the stock outstanding without receiving compensation therefor in money, services, or property, the number of shares of stock then remaining subject to this option shall (a) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

                            MERGER AND CONSOLIDATION

        6.(a) Following the merger of one or more corporations into Employer or any consolidation of Employer and one or more corporations in which Employer is the surviving corporation, the exercise of these options shall apply to the shares of the surviving corporation.

         (b) Notwithstanding any other provision of this Agreement, this option shall terminate on the dissolution or liquidation of Employer, or on any merger or consolidation in which Employer is not the surviving corporation.

                               TRANSFER OF OPTION

        7. During Employee's lifetime, this option shall be exercisable only by Employee. This option shall not be transferable by Employee other than by the laws of the descent and distribution upon Employee's death. In the event of Employee's death during employment or during the applicable period after termination of employment specified in Paragraph 2 above, Employee's personal representatives may exercise any portion of this option that remains unexercised at the time of Employee's death, provided that any such exercise must be made, if at all, during the period within one year after Employee's death, and subject to the option termination date specified in Paragraph 8(c) below.

                              TERMINATION OF OPTION

        8. This option shall terminate on the earliest of the following dates:

               a. The expiration of three months from the date of Employee's termination of employment, as defined in Paragraph 2, above, except for termination due to death or permanent and total disability.

               b. The expiration of twelve months from the date on which Employee's employment, as defined in Paragraph 2 above, is terminated due to permanent and total disability, as defined in Internal Revenue Code Section 22(e)(3); or,

               c. Five years from the date of the granting of this option.

                              RIGHTS AS SHAREHOLDER

        9. Employee will not be deemed to be a holder of any shares pursuant to the exercise of this option until Employee pays the option price and a stock certificate is delivered to Employee for those shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

                                  CONSTRUCTION

        10. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provision of the Plan. All decisions of the Plan Administrator and/or Compensation Committee with respect to any question shall be conclusive and binding on all persons having an interest in this option.

                                  GOVERNING LAW

        11. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

                        EFFECTIVE DATE OF THIS AGREEMENT

        12. The effective date of this Agreement and granting of option to the Employee shall be the date this agreement is signed and written hereinbelow.

        EXECUTED THIS 25 DAY OF JUNE, 199, AT PALO ALTO, CALIFORNIA.


         "EMPLOYER"                                       "EMPLOYEE"

      HYPERBARIC SYSTEMS

BY:
   ------------------------------
   HARRY MASUDA, PRESIDENT

                                         Ardeth N. Sealy
                                                           (Type Name)

                                         902 Santa Rosa Court
                                         Roseville, CA 95661
                                                         (Type Address)